UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2026

Larimar Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36510	20-3857670
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Bala Plaza East, Suite 506 Bala Cynwyd, Pennsylvania	19004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 511-9056

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LRMR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On January 21, 2026, Larimar Therapeutics, Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with Blue Owl Healthcare Opportunities IV Public Investments LP (the “Stockholder”), pursuant to which the Stockholder exchanged 2,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for 250,000 shares of Series A convertible preferred stock, a “toothless” preferred stock, par value $0.001 per share (the “Series A Convertible Preferred Stock”) (the “Exchange”). As previously disclosed, on December 16, 2025 the Company filed a Certificate of Designation of Preferences, Rights and Limitations (the “Certificate of Designation”) with the Secretary of State of the State of Delaware establishing the terms of the Company’s Series A Convertible Preferred Stock. Each share of the Series A Convertible Preferred Stock is convertible into 10 shares of the Company’s Common Stock, subject to certain limitations. The Series A Convertible Preferred Stock generally does not have any voting rights, except as required by law, and in the event of the Company’s liquidation, dissolution or winding up, participates pari passu with any distribution of proceeds to holders of Common Stock. The Series A Convertible Preferred Stock ranks (i) senior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms junior to the Series A Convertible Preferred Stock; (ii) on parity with the Common Stock and any class or series of capital stock of the Company created specifically ranking by its terms on parity with the Series A Convertible Preferred Stock; and (iii) junior to any class or series of capital stock of the Company created specifically ranking by its terms senior to any Series A Convertible Preferred Stock, in each case, as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily.

On January 21, 2026, in connection with the Exchange, the Company filed a Certificate of Amendment to the Certificate of Designation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware, solely to increase the authorized number of shares of Series A Convertible Preferred Stock from 250,000 shares to 500,000 shares.

The Exchange is expected to close on January 23, 2026 and, in connection therewith, the shares of Series A Convertible Preferred Stock will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act.

The foregoing description of the Exchange Agreement is not complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein. A summary of the rights, preferences and privileges of the Series A Convertible Preferred Stock described above does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained above in Item 3.02 of this Current Report on Form 8-K regarding the Series A Convertible Preferred Stock is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Below is a list of exhibits included with this Current Report on Form 8-K.

Exhibit No.	Document

3.1	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock*

10.1	Exchange Agreement, dated January 21, 2026, by and between Larimar Therapeutics, Inc. and the Stockholder named therein*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Larimar Therapeutics, Inc.

By:	/s/ Carole S. Ben-Maimon, M.D.
Name:	Carole S. Ben-Maimon, M.D.
Title:	President and Chief Executive Officer

Date: January 22, 2026